UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2013

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on December 14, 2012, Southern Union Company (“Southern Union”), a wholly owned indirect subsidiary of Energy Transfer Partners, L.P. (the “Partnership”), entered into a definitive purchase and sale agreement (the “Purchase and Sale Agreement”) with Plaza Missouri Acquisition, Inc. (“Plaza Missouri”), a subsidiary of The Laclede Group, Inc. (“Laclede”), pursuant to which Plaza Missouri agreed to acquire the assets of Southern Union’s Missouri Gas Energy division (“MGE”). Laclede is also a party to the Purchase and Sale Agreement for the limited purpose of guaranteeing the payment and performance of Plaza Missouri under the Purchase and Sale Agreement as set forth therein. As of January 11, 2013, Laclede Gas Company (“Laclede Gas”), a subsidiary of Laclede, assumed all of Plaza Missouri’s duties and obligations under the Purchase and Sale Agreement pursuant to an Assignment and Assumption Agreement between Plaza Missouri and Laclede Gas.

Effective September 1, 2013, Southern Union completed its sale of the assets of MGE to Laclede Gas for an aggregate purchase price of $975 million, subject to customary post-closing adjustments.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on December 17, 2012.

Item 7.01. Regulation FD Disclosure.

On September 3, 2013, the Partnership issued a press release announcing the completion of the transactions contemplated under the Purchase and Sale Agreement. A copy of the press release issued by the Partnership on September 3, 2013 is set forth in Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit No.	Exhibit
99.1	Press Release dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P.,
its general partner

By: Energy Transfer Partners, L.L.C.,
its general partner

Date: September 3, 2013         By:     /s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release dated September 3, 2013